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                                                                 EXECUTION COPY

                   INDEMNIFICATION AND CONTRIBUTION AGREEMENT

         THIS INDEMNIFICATION AND CONTRIBUTION AGREEMENT dated August 25, 1997 (the "Agreement") among Bear Stearns Asset Backed Securities, Inc., a Delaware corporation ("BSABS"), Bear, Stearns & Co. Inc., a Delaware corporation ("Bear") and Life Savings Bank, Federal Savings Bank ("Life").

                               W I T N E S E T H:
                               - - - - - - - - -

         WHEREAS, Life and BSABS are parties to the Sale and Servicing
Agreement;

         WHEREAS, Life stands to receive substantial financial benefits in its capacity as servicer and parent of Life Investments Holdings, Inc., the transferor, under the Sale and Servicing Agreement;

         WHEREAS, Bear and BSABS have entered into an Underwriting Agreement pursuant to which Bear has agreed to purchase the Life Financial Loan Owner Trust 1997-2, Loan Asset Backed Notes (the "Notes");

         WHEREAS, Bear intends to offer the Notes to the public pursuant to the Prospectus Supplement; and

         WHEREAS, as an inducement to BSABS to enter into the Sale and Servicing Agreement and the Purchase Agreement and the Home Loan Purchase Agreement and to Bear to enter into the Underwriting Agreement, Life wishes to provide for indemnification and contribution on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


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                                   ARTICLE I

                                  DEFINITIONS

         1.1      Certain Defined Terms.

         The following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

         1933 Act: The Securities Act of 1933, as amended.

         Agreement: This Indemnification and Contribution Agreement, as the same may be amended in accordance with the terms hereof.

         Bear:  Bear Stearns & Co. Inc., a Delaware corporation.

         BSABS:  Bear, Stearns Asset Backed Securities, Inc., a
Delaware corporation.

         Life:  Life Savings Bank, Federal Savings Bank.

         Life Information: All information contained in the Prospectus Supplement other than (i) the statements on page i of the Prospectus Supplement relating to Bear (ii) the statements under the following captions: "SUMMARY - Depositor" "- the Notes", "Priority of Distributions", "- Final Maturity Dates", "- Tax Status", "- ERISA", "- Legal Investment", "DESCRIPTION OF THE NOTES", "CERTAIN FEDERAL INCOME TAX CONSEQUENCES", "STATE TAX CONSEQUENCES", "ERISA CONSIDERATIONS", "LEGAL INVESTMENT MATTERS" and "METHOD OF DISTRIBUTION".

         Notes: The Life Financial Loan Owner Trust 1997-2, Loan Asset Backed Notes, Class A-1, Class A-2, Class A-3, Class A-4, Class M-1, Class M-2 and Class B.

         Prospectus:  The prospectus dated June 24, 1997 of BSABS.

         Prospectus Supplement: The prospectus supplement dated August 25, 1997 relating to the public offering by Bear of the Notes.

         Sale and Servicing Agreement: The Sale and Servicing Agreement dated as of September 1, 1997, by and among Life Financial Loan Owner Trust 1997-2, as issuer, BSABS, as depositor, Life, as servicer, Life Investments Holdings, Inc., as transferor, and First Bank National Association, as indenture trustee and co-owner trustee, relating to the Notes and the Certificates.

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         1.2      Other Terms.

         Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Sale and Servicing Agreement.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

         Each party hereto represents that:

         (a) it has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement;

         (b) the execution, performance and delivery of this Agreement has been duly authorized by such party;

         (c) this Agreement has been duly executed and delivered by such party; and

         (d) this Agreement constitutes the legal, valid and binding obligation of such party.

                                  ARTICLE III

                                INDEMNIFICATION

         3.1      Indemnification by Life, BSABS and Bear.

                  (a) Life shall indemnify and hold harmless each of BSABS and Bear, each of their respective directors, each of their respective officers and each person, if any, that controls BSABS or Bear, as the case may be, within the meaning of the 1933 Act, against any and all losses, claims, damages or liabilities to which BSABS or Bear or any such director, officer or controlling person may become subject, under the 1933 Act or otherwise, to the extent that such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading to the extent that such untrue statement or alleged untrue statement or omission or alleged omission relates to the Life Information in the Prospectus Supplement, and Life shall in each case reimburse BSABS, Bear, and each such director, officer or

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controlling person for any legal or other expenses reasonably incurred by BSABS or Bear and each such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. Life's liability under this Section 3.1 shall be in addition to any other liability Life may otherwise have.

                  (b) BSABS shall indemnify and hold harmless Life, each of its directors, each of its officers and each person, if any, that controls Life within the meaning of the 1933 Act, against any losses, claims, damages or liabilities to which Life or any such director, officer or controlling person may become subject, under the 1933 Act or otherwise, to the extent that such losses, claims, damage or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement or the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission does not relate to the information covered by subsection (a) above or subsection (c) below, and BSABS shall reimburse Life and each such director, officer or controlling person for any legal or other expenses reasonably incurred by Life and any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. BSABS's liability under this
Section 3.1 shall be in addition to any liability that BSABS may otherwise have.

                  (c) Bear shall indemnify and hold harmless Life, each of its directors, each of its officers and each person, if any, that controls Life within the meaning of the 1933 Act, against any losses, claims, damages or liabilities to which Life or any such director, officer or controlling person may become subject, under the 1933 Act or otherwise, to the extent that such losses, claims, damage or liabilities (or actions in respect thereof) arise out of or are based upon any written information provided by Bear specifically for use in connection with the preparation of the Prospectus Supplement or the Prospectus and Bear shall reimburse Life and each such director, officer or controlling person for any legal or other expenses reasonably incurred by Life and any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. Bear's liability under this Section 3.1 shall be in addition to any liability that Bear may otherwise have. Life and Bear acknowledge that (i) the statements set forth in the fourth paragraph on page i of the Prospectus Supplement and
(ii) the statements under the caption: "METHOD OF DISTRIBUTION" in the


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Prospectus Supplement constitute the only information furnished in writing by
Bear for inclusion in the Prospectus Supplement, and Bear confirms that such information is correct.


                  (d) If the indemnification provided for in this Section 3.1 shall for any reason be unavailable to an indemnified party under this Section 3.1, then Life, on the one hand, and BSABS and Bear, on the other, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated herein and incurred by Life and BSABS and Bear in such proportions that BSABS and Bear, in the aggregate, are responsible for the lesser of (i) 0.5% thereof and (ii) 0.5% of the aggregate proceeds to BSABS from the sale of the Loans and Life is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 3.1, (i) each director of BSABS and of Bear, each officer of BSABS and of Bear and each person, if any, that controls BSABS or Bear within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as BSABS and Bear and (ii) each director of Life, each officer of Life, and each person, if any, that controls Life within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as Life.

         3.2      Notification; Procedural Matters.

         (a) Promptly after receipt by an indemnified party under Section 3.1 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party (or if a claim for contribution is to be made against another party) under Section 3.1, notify the indemnifying party (or other contributing party) in writing of the commencement thereof; but the omission so to notify the indemnifying party (or other contributing party) shall not relieve it from any liability it may have to any indemnified party (or to the party requesting contribution) otherwise than under Section 3.1. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, the indemnifying party elects to assume the defense thereof, it may participate (jointly with any other indemnifying party similarly notified) with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party or parties shall have reasonably concluded that there may be legal defenses available to it or them and/or other indemnified parties that are different from or addi-

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tional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party under this paragraph for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel (plus any local counsel) in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No party shall be liable for contribution with respect to any action or claim settled without its consent, which shall not be unreasonably withheld.

                                   ARTICLE IV

                                    GENERAL

         4.1      Survival.

         This Agreement and the obligations of the parties hereunder shall survive the purchase and sale of the Notes.

         4.2      Successors.

         This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Article III hereof and their respective successors and assigns, and no other person shall have any right or obligation hereunder.

         4.3      Applicable Law.

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflict of laws.

         4.4      Miscellaneous.

         Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the

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party against whom enforcement of such change, waiver, discharge or termination is sought. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

         4.5      Notices.


         All communications hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of BSABS, Bear Stearns Asset Backed Securities, Inc., 245 Park Avenue, 4th Floor, New York, New York 10167, Attention: Chief Counsel, (b) in the case of Life, Life Bank, 10540 Magnolia Avenue, Riverside, California 92505, Attention: Chief Financial Officer and (c) in the case of Bear, Bear Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, Attention: Jonathan Lieberman, Vice President.

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         IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers as of the date first above written.

                                    BEAR STEARNS ASSET BACKED SECURITIES, INC.

                                        By: /s/ Jonathan Lieberman
                                            ----------------------------------
                                            Name:  Jonathan Lieberman
                                            Title: Vice President


                                    LIFE SAVINGS BANK, FEDERAL SAVINGS BANK

                                        By: /s/ L. Bruce Mills, Jr.
                                            ----------------------------------
                                            Name:  L. Bruce Mills, Jr.
                                            Title: Executive Vice President,
                                                     Treasurer and Secretary


                                    BEAR, STEARNS & CO. INC.

                                        By: /s/ Jonathan Lieberman
                                            ----------------------------------
                                            Name:  Jonathan Lieberman
                                            Title: Vice President